UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 31, 2012

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	75-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 South Boulder Ave. Suite 700, Tulsa, Oklahoma 74119
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 280-8693

Copy of correspondence to:

Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.

On July 31, 2012 (the “Closing Date”), MacroSolve, Inc. (the "Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with DecisionPoint Systems, Inc. (the “Buyer”). Pursuant to the Purchase Agreement, effective on the Closing Date, the Company sold substantially all of the assets relating to its Illume Mobile business, for a purchase price of $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Buyer’s common stock (valued at $1.215 per share based on the 20 day volume weighted average price). The Company has the right to receive an earn-out payment from the Buyer (the “Earn-Out Payment”) of up to $500,000 (of which 50% will be paid in cash, and 50% will be paid in shares of common stock of the Buyer, valued at the last closing price of the Buyer’s common stock on the one year anniversary of the Closing Date), within 30 days of the one year anniversary of the Closing Date, which will be determined as follows:

(a)  If Net Revenue (as defined in the Purchase Agreement) attributable to the assets purchased under the Purchase Agreement, during the one year period commencing on the Closing Date) is $1,500,000 or less, the Earn-Out Payment will be $0;

(b) If Net Revenue is greater than $1,500,000 but less than $2,000,000, the Earn-Out Payment will be $100,000;

(c)  If Net Revenue is at least $2,000,000 but less than $3,000,000, the Earn-Out Payment will be equal to the sum of (i) $100,000 plus (ii) 40% of the amount that the Net Revenue amount exceeds $2,000,000; and

(d) If Net Revenue is $3,000,000 or more, the Earn-Out Payment will be $500,000.

In connection with the Purchase Agreement, on the Closing Date, the Company and the Buyer entered into a patent license agreement (the “License Agreement”), pursuant to which the Company granted the Buyer a non-exclusive license under a patent held by the Company pertaining to information collection using mobile computers (the “Licensed Patent”) to make, have made, sell, offer for sale or import any product or service which in the absence of the License Agreement would infringe at least one claim of the Licensed Patent (including specifically the Company’s ReForm™ Development Platform) in and into the United States and to practice the Licensed Methods (as defined in the License Agreement), in the United States, during the term of the Licensed Patent. The Buyer agreed to pay the Company a licensing fee/royalty payment of (i) 7.5% of Net Revenues (as defined in the License Agreement) received from the sale of Software Products (as defined in the License Agreement) and/or Licensed Methods, and (ii) 5% of Net Revenues from the sale of Custom Development Services (as defined in the License Agreement). The Company also granted the Buyer an option to purchase a non-exclusive perpetual license under the Licensed Patent at a purchase price of $500,000.

In connection with the Purchase Agreement, on the Closing Date, the Company and the Buyer entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”). Pursuant to the Non-Competition Agreement, for a period of three years commencing on the Closing Date, the Company agreed not to engage in activities in the United States and Canada competitive with the products sold by the Company’s Illume Mobile business as of July 31, 2012, and the Buyer agreed not to engage in activities in the United States and Canada competitive with the products sold by the Company (not related to the assets sold pursuant to the Purchase Agreement). The Company also agreed, for a period of three years, commencing on the Closing Date, not to solicit or hire (unless such employee has been terminated by the Buyer) employees of the Buyer, and the Buyer agreed, for a period of three years commencing on the Closing Date, not to solicit employees of the Company (except as contemplated by the Purchase Agreement).

The descriptions of the terms of the Purchase Agreement, the License Agreement, and the Non-Competition Agreement do not purport to be complete and are qualified in their entirety by these agreements, which contain all of the terms, conditions and covenants, and are filed herewith as exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steve Signoff Resignation

On August 1, 2012, Steve Signoff resigned for personal reasons, effective immediately, as President and Chief Executive Officer of the Company.  In submitting his resignation, Mr. Signoff did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Signoff remains as a director of the Company.

Randy Ritter Resignation

On August 1, 2012, Randy Ritter resigned for personal reasons, effective immediately, as Chief Operating Officer of the Company.  In submitting his resignation, Mr. Ritter did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

 Item 7.01                      Regulation FD Disclosure.

On August 6, 2012, the Company issued a press release relating to the sale of the assets of its Illume Mobile division, as discussed in Items 1.01 and 2.01 above. A copy of the press release that discusses these matters is filed as Exhibit 99.03 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.03, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.03, the Company makes no admission as to the materiality of any such information that it is furnishing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Asset Purchase Agreement, dated as of July 31, 2012, by and between MacroSolve, Inc. and DecisionPoint Systems, Inc.
10.02	License Agreement, dated as of July 31, 2012, by and between MacroSolve, Inc. and DecisionPoint Systems, Inc.
10.03	Non-Competition and Non-Solicitation Agreement, dated as of July 31, 2012, by and between MacroSolve, Inc. and DecisionPoint Systems, Inc.
99.01	Letter of Resignation from Steve Signoff, dated August 1, 2012.
99.02	Letter of Resignation from Randy Ritter, dated August 1, 2012.
99.03	Press Release, issued by MacroSolve, Inc. on August 6, 2012.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: August 6, 2012	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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